UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/25/2009

Westway Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-52642

Delaware	20-4755936
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

365 Canal Street, Suite 2900
New Orleans, LA 70130
(Address of principal executive offices, including zip code)

(504) 525-9741
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 25, 2009, Steve Boehmer was appointed President of Westway Feed Products LLC ("Westway Feed"), a wholly-owned subsidiary of Westway Group, Inc. (the "Company"). Mr. Boehmer, age 60, previously served as Westway Feed's Executive Vice President from August 1, 2009 to September 25, 2009 and served as its Vice President Operations from May 29, 2009 to August 1, 2009. Before that, he served as Vice President Operations of Westway Feed Products, Inc. (the predecessor of Westway Feed), from January 15, 2003 to May 29, 2009. Prior to that time, Mr. Boehmer served as National Operations Manager of Westway Feed Products, Inc., from August 2, 1999 to January 15, 2003.
On September 25, 2009, the Company issued a press release announcing the appointment of Steve Boehmer to the office of President of Westway Feed. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)       Exhibits

99.1       Press Release of Westway Group, Inc. dated September 25, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westway Group, Inc.

Date: September 25, 2009	By:	/s/ Thomas A. Masilla, Jr.
Thomas A. Masilla, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release of Westway Group, Inc. dated September 25, 2009